Asset Purchase Agreement

By And Between

Immureboost of Thailand

And

ESavingsStore.com.com, Inc.

This asset purchase agreement (the "Agreement") is dated the ______ day of July, 2007, by and between Immureboost of Thailand, a Thai corporation ("Immureboost" or "Seller") and ESavingsStore.com.com, Inc., a Nevada corporation ("ESavingsStore.com" or "Buyer").

RECITALS

Seller is in the business of developing processes, products and pharmaceuticals that interact with the human body's immune system (the "Business");

Seller owns certain intellectual properties and other related assets and rights that it utilizes in conjunction with the operation of the Business;

Pursuant to the terms and conditions set forth herein, Seller desires to sell the assets to Buyer and Buyer desires to purchase the assets from Seller.

NOW, THEREFORE, in consideration of the mutual promises and considerations hereinafter set forth, Buyers and Sellers hereby agree as follows

AGREEMENT

1. Assets Owned by Immureboost. Immureboost is involved in operating the Business. The assets of Immureboost being purchased by ESavingsStore.com pursuant to this Agreement and which are set forth on Schedule 1.1 (the "Acquired Assets") represent some, but not all, of the assets of Immureboost. The Acquired Assets include all replacements and additions thereto between the date of this Agreement and the "Closing Date" (the date on which the transactions contemplated are consummated; the "Closing"). Seller agrees that it shall convey the shares representing the Acquired Assets to Buyer free and clear of all liens, encumbrances, liabilities and debts of any kind

1.1 Assets. For general category reference purposes only, the Acquired Assets may include the following:

(a) Computer software programs, licensing rights related to copyrights, patents, patent applications, trademarks, tradenames, and the know-how and goodwill related thereto;

(b) Contracts, agreements and all books and records of the Business related to the Acquired Assets;

(c) Any other intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions.

1.2 Derivative Rights. The Acquired Assets shall include the following rights:

(a) Accounts, notes and other receivables related to the Acquired Assets;

(b) Claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment related to the Acquired Assets, and;

Books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials, tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date which are related to the Acquired Assets.

2. Purchase Price. The purchase price for the Acquired Assets (the "Purchase Price") shall be paid to Seller as follows:

2.1 Buyer's Common Stock. At Closing, Buyer shall issue twenty million three hundred seventy (20,370,000) "restricted shares" (as that term is defined in Rule 144 of the Securities Act of 1933; the "Act") of Buyer's Common Stock which shall constitute forty percent (40%) of the issued and outstanding Common Stock of Buyer (the "Shares"). The Shares will be issued, at Closing, to those shareholders of Seller set forth on Schedule 2.1 (the "Shareholders"). Each Shareholder shall receive ________ shares of Buyer's Common Stock for each share of Seller's Common Stock owned by the Shareholder. All fractional shares of Seller's Common Stock issued in conjunction with this Agreement shall be rounded up to the next whole share number;

3. Name Change. Buyer has agreed to undertake to change the name of the corporation from ESavingsStore.com., Inc. to Immureboost Corporation.

4. Closing Date. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at the offices of Parsons/Burnett, LLP, counsel to Seller, at 10:00 a.m. pacific daylight time on July 28, 2007, or at such other place and at such time as Buyer and Seller may agree (the "Closing Date"). In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation declaration of ownership obtained at the sole cost and expense of Seller.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows with both the Buyer and the Seller agreeing that the Seller's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date. To Buyer's reasonable knowledge:

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to execute this Agreement and the other instruments and documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreements") and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Buyer, including, if necessary, all appropriate stockholder action, to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been, or will be by the Closing Date, duly and properly taken.

Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally.

The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or any third party not affiliated with Buyer.

Buyer represents and warrants that the shares of Buyer's Common Stock issued pursuant to the Purchase Price are restricted securities under the Act and are subject to restrictions upon transfer. The certificates for shares of Common Stock will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREIN THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

The Buyer is a fully reporting company under the Securities Act of 1933, is current in filings, and subject to the reporting requirement of the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

6. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date. To the best of Seller's knowledge:

(a) Seller is a privately held Thai company and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements"), to conduct its business and operations as presently conducted and to consummate the transactions contemplated hereby and thereby. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller, including, if necessary, all appropriate stockholder action, to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller and will be enforceable in accordance with their respective terms.

(b) Neither the execution and delivery nor the performance of this Agreement will (i) violate any provision of law, or any judgment, writ, injunction, decree or order of any court or other governmental authority relating to Seller, or (ii) violate any will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction to which Seller is a party or by which it is bound, or (iii) be in conflict with, or result in or constitute a breach or default (or any occurrence which by lapse of time and/or giving of notice would constitute a breach of default), on the part of Seller, under any such will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Acquired Assets. The Business of Seller, as it pertains to the Acquired Assets, has been conducted by Seller in accordance with all applicable laws, governmental regulations and judicial and administrative decisions, including without limiting the generality of the foregoing; laws, regulations and decisions concerning the employment of labor, environmental matters and all research and development of pharmaceuticals the failure to comply with which would have a material adverse effect on Buyer's ability to utilize the Acquired Assets in Buyer's business operations.

(c) Seller is not (and has not been within the past year) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller. No petition in bankruptcy or receivership has ever been filed by or against Seller. Seller is not in default under any express or implied contract, agreement, lease or other arrangement, oral or written, to which Seller is a party and which could affect the Acquired Assets.

(c) No consent, authorization, license, permit, order, certificate or approval which has not heretofore been obtained is required by any person, corporation, partnership, estate, trust, governmental agency or other person or entity not a party to this Agreement to the transactions contemplated by this Agreement.

(f) Seller has not received any notice from any court or governmental agency of any violation or alleged violation of any applicable laws, ordinances, regulations, rules, decrees, awards or orders enacted or entered by any federal, state or local governmental authority or court. Seller now has, and by virtue of the deliveries made at the Closing, Buyer will obtain good and marketable title to the Acquired Assets, free and clear of all liens, encumbrances, charges and equities of any nature whatsoever. To the best of Seller's knowledge, neither the business of Seller as conducted prior to the Closing nor the ownership or sale by Seller of any of the Acquired Assets were, are or will be in contravention of any patent, trademark, copyright or franchise agreements, licensing agreements, or other proprietary right of any third party or was, is or will be dependent for no-contravention upon the acquiescence, agreement or consent of any such third party.

(g) Seller has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

(h) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

(i) "Environmental Laws" means any laws and decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

(ii) "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are defined as "pollutants," contaminants," "hazardous wastes", "hazardous substances", "solid wastes", or other similar designations in, or otherwise listed or subject to regulation under, any Environmental Laws; (ii) which contain PCBs, asbestos, asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment.

(i) Taxes. Seller represents that it has:

(i) filed all applicable tax returns (as hereinafter defined) required to be filed;

(ii) paid or accrued all taxes (as hereinafter defined) shown to be due on such tax returns or which are otherwise due and payable; and

(iii) paid or accrued all taxes for which a notice of assessment or collection has been received.

(j) As used in this Agreement,

(i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor; and

(ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

No taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller. Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the Acquired Assets of Seller (other than liens for Taxes that are not yet due).

(l) Neither this Agreement, Schedule, certificate, instrument or other document furnished or to be furnished by Seller to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact which materially adversely affects or, may materially adversely affect the business or condition (financial or otherwise) of the Seller or any of its properties or assets which has not been set forth herein, or Schedule, certificate or other document furnished or to be furnished to Buyer prior to the Closing Date pursuant hereto.

(m) The foregoing representations and warranties set forth in this Section 6 shall be deemed renewed by Seller at the Closing as if made at such time and shall survive for a period of three (3) years after the Closing Date.

7. Covenant of Buyer. Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby. Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller's obligations hereunder.

8. Certain Seller Covenants. Seller hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer's obligations hereunder:

Seller shall conduct and operate its Business, as it pertains to the Acquired Assets, in the ordinary and prudent course of business consistent with past practices and shall not sell, lease or dispose of any of the Acquired Asset to be conveyed pursuant to this Agreement and shall preserve the business of the customers, suppliers and others having business relations with Seller's Business as those relations may pertain to the Acquired Assets;

Seller shall operate its Business, with respect to the Acquired Assets, in all respects in accordance with all laws, regulations and rules applicable to such Business;

Seller shall not take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

Seller shall not take any action which is inconsistent with Seller's obligations under this Agreement; and

Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's knowledge, threatened, which challenges the transactions contemplated hereby.

9. Certain Conditions to Buyer's Obligation. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

(a) Buyer shall have completed to Buyer's satisfaction its business, financial and legal due diligence investigation of Seller;

(b) All instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Acquired Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

(c) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby;

(e) No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to the best of Seller's knowledge, threatened which challenges the transactions contemplated hereby;

(f) Buyer shall receive a certificate of a duly authorized officer of Seller to the effect that, as of the Closing Date, the representations and warranties of Seller set forth herein are true and correct to the reasonable belief of the Seller and that the Seller has performed or complied with all of its covenants and agreements contained herein;

(g) Buyer shall have received a certified copy of the resolutions of Seller's board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

(h) Buyer's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

10. Certain Conditions to Seller's Obligation. Buyer and Seller agree that Seller's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

(a) Seller shall have completed to Seller's satisfaction its business, financial and legal due diligence investigation of Buyer;

(b) All instruments of conveyance and transfer and other documents delivered by Buyer to Seller to effect the transactions contemplated hereby shall be satisfactory in form and substance to Seller and its counsel;

(c) Seller shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby;

(d) No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Buyer's knowledge, threatened which challenges the transactions contemplated hereby;

(e) Seller shall have received a certified copy of the resolutions of Buyer's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

(f) Seller's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby

11. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

12. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby.

13. Confidentiality; Publicity. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason. Except as may be required by any applicable law, neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Once the agreement is completed the Buyer will make a public news release as to the transaction.

14. Costs and Expenses. Seller shall pay all costs incurred in connection with any audit of Seller's financial records. Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Acquired Assets contemplated hereby shall be borne by Seller. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

15. Indemnification of Buyer.

(a) From and after the Closing Date, Seller agrees to indemnify and hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer's affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement; and (iii) the use of the Acquired Assets by Seller in the conduct of Seller's Business prior to the Closing Date; or (iv) the use of any Acquired Assets by Seller after the Closing Date. Seller shall not be liable under this Paragraph 15 with respect to any claim by Buyer against Seller for indemnification payable under this Paragraph 15 unless a written claim for indemnification is given by Buyer to Seller with respect thereto on or before the third anniversary of the Closing Date.

(b) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

(c) The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date.

16. Indemnification of Seller.

From and after the Closing Date, Buyer agrees to indemnify and hold Seller and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Seller or Seller's affiliates as a result of or arising out of (i) the breach by Buyer of any of its representations and warranties contained in this Agreement; (ii) the failure by Buyer to perform or comply with all of its covenants and agreements set forth in this Agreement; and (iii) the use of the Acquired Assets in Buyer's business following the Closing Date. Buyer shall not be liable under this Paragraph 16 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 16 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the first anniversary of the Closing Date.

(b) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

(c) The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of one (1) year from the Closing Date.

17. Termination. This Agreement may be terminated at any time prior to Closing as follows:

by written notice of Buyer to Seller or Seller to Buyer if the other materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

by written notice of Buyer to Seller, or by Seller to Buyer if the Closing shall not have been consummated on or before the date which is 60 days from the date hereof;

by written notice of Buyer to Seller or Seller to Buyer at any time prior to the Closing, if the Buyer or the Seller is not satisfied, in its sole discretion, with either of its respective businesses and/or the legal due diligence investigations undertaken by either the Seller or the Buyer;

18. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

19. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

20. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Washington.

21. Notice. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowledgement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

If to Seller: James B. Parsons

Parsons/Burnett, LLP

2070 Skyline Tower

10900 NE 4th St.

Bellevue, Washington 98004

Telephone (425) 451-8036

Fax (425) 451-8568

E-mail: jparsons@pblaw.biz

If to Buyer:

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

23. Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

24. Entire Agreement. This Agreement and the Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

25. No Liability. Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

26. Broker's Fees. Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

27. Further Actions. After the Closing Date, Seller and Buyer shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by the other in order to complete the transactions contemplated hereby and to transfer and assign to, and vest in Buyer the Acquired Assets pursuant to the terms of this Agreement.

[signature page follows]

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

BUYER:

ESAVINGSSTORE.COM, INC.

a Nevada Corporation

By:

Name:

Title:

SELLER:

IMMUREBOOST OF THAILAND

a Thai Corporation

By:

Name:

Title:

SCHEDULES

Schedules

Schedule 1.1 Acquired Assets